CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ( this “Agreement”) is made and effective as of this 18th day of August, 2021 (the “Effective Date”), by and between ENERGY ZERO SOLUTIONS, LLC, a North Carolina limited liability company (“EZS”) with an office and principal place of business at 3540 Toringdon Way, Suite 200, Charlotte, North Carolina 28277 and UNITED CAPITAL CONSULTANTS, INC., a Delaware corporation (“UCC”) with an office and principal place of business at 3210 East Coralbell Avenue, Mesa, Arizona 85204. (EZS and UCC are sometimes referred to herein collectively as the “Parties,” and each respectively a “Party.”)

In consideration of the terms and conditions and mutual covenants contained in this Agreement, the delivery and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.  Consulting Engagement / Services.  EZS hereby engages UCC to provide consulting services (the “Services”) to EZS with regard to EZS’s performance under its contract with Dalkia Energy Solutions, LLC dated August 18th, 2021 regarding solar energy projects (the “Dalkia Contract”). UCC shall communicate solely with the Manager of EZS with regard to the performance of its Services hereunder.

2.  Contingency Compensation / Payment.  As compensation for UCC’s Services EZS will pay UCC fifty percent (50%) (“Consulting Fees”) of any payments received by EZS arising from the Dalkia Contract (“Dalkia Revenue”). EZS will pay Consulting Fees to UCC by wire transfer of immediately available funds to an account designated in advance by UCC within thirty six (36) hours of receipt by EZS of an underlying payment of Dalkia Revenue. Dalkia Revenue shall be the sole and exclusive source of consideration to UCC for its Services and payment of Consulting Fees to UCC. If EZS receives no Dalkia Revenue, UCC receives no Consulting Fees. UCC has the right, at any time, to audit the books and records of EZS to determine if it is complying with the terms of this Agreement. UCC will be responsible for all costs for both parties related to audit function.

3.  Term and Termination.  This Agreement shall become effective as of the Effective Date and shall continue indefinitely until the Parties terminate it by mutual agreement of the Parties as evidenced in a writing executed by both parties (the “Term”).

4.  Relationship of Parties.  The relationship of the Parties hereunder is that of independent contractors only. No employment, agency, joint venture, partnership, franchise or fiduciary relationship exists between the Parties and none is created hereby.

5.  Miscellaneous.  This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, discussions or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective, heirs, successors and assigns. Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of North Carolina without giving effect to any choice or conflict of law principles (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. All disputes between the Parties involving the interpretation, breach or enforcement of this Agreement that are not resolved by negotiation of the Parties shall be resolved exclusively by litigation in the state courts sitting in Mecklenburg County, North Carolina and each of the Parties consents to the exclusive jurisdiction of said courts and hereby waives all objections to venue in said courts. In any litigation between the Parties, the prevailing Party shall be entitled to recover its reasonable attorney’s fees and expenses from the other Party, in the discretion of the court. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all Parties.  All notices or other documents under this Agreement shall be in writing and delivered personally, by overnight courier or by certified U.S. mail, return receipt requested, postage prepaid, addressed to a Party at its address stated in the first paragraph of this Agreement, or such other addresses of which the Party gives notice to the other Party pursuant to this provision. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same instrument. Execution of an electronic copy of this Agreement shall have the same force and effect as execution of a hard copy original, and an electronic signature shall be deemed an original and valid signature. The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that the Agreement shall otherwise remain in full force and effect and enforceable.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their authorized representatives as of the Effective Date.

EZS:	UCC:

ENERGY ZERO SOLUTIONS, LLC	UNITED CAPITAL CONSULTANTS, INC.

By: /s/ Colin McGinnis (SEAL)	By: /s/ Clayton Patterson (SEAL)
Print Name: Colin McGinnis	Print Name: Clayton Patterson
Title: CEO	Title: CEO